UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 16, 2024
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AbCellera Biologics Inc.
(Exact name of registrant as specified in its charter)
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British Columbia	001-39781	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2215 Yukon Street Vancouver, BC	V5Y 0A1
(Address of registrant’s principal executive office)	(Zip code)
(604) 559-9005
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	ABCL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2024, Peter Thiel, a member of the Board of Directors of AbCellera Biologics Inc. (the “Company”) and the Chairman of the Nominating and Corporate Governance Committee thereof, notified the Company of his intention to retire from the Company’s Board of Directors and all committees for personal reasons, effective March 7, 2024. Mr. Thiel did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Effective March 7, 2024, Dr. Andrew Lo, a member of the Company’s Board of Directors, will be appointed to the Nominating and Corporate Governance Committee of the Board of Directors. Effective upon Mr. Thiel’s resignation as a director, the size of the Company’s Board of Directors will be reduced from six to five directors.

Today, the Company issued a press release titled “AbCellera Announces Resignation of Board Member”. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description
99.1	Press Release issued by AbCellera Biologics Inc. on February 23, 2024.
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2024	ABCELLERA BIOLOGICS INC.

	By:	/s/ Carl L. G. Hansen
Carl L. G. Hansen, Ph.D.
Chief Executive Officer and Director (Principal Executive Officer)